                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                      SUBSIDIARIES OF JEFFERIES GROUP, INC.
                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


NAME OF SUBSIDIARY                                PLACE OF FORMATION / INCORPORATION
------------------                                ----------------------------------
Bonds Direct Securities LLC                               Delaware

Griffin Trading Specialists LLC                           Delaware

Helfant Group, Inc.                                       California

Jefferies & Company, Inc.                                 Delaware

Jefferies/Quarterdeck, LLC                                Delaware

Jefferies Advisers, Inc.                                  Delaware

Jefferies Asset Management (Zurich)                       Switzerland

Jefferies Employees Opportunity Fund, LLC                 Delaware

Jefferies International Limited                           England & Wales

Jefferies International (Holdings) Limited                England & Wales

Jefferies Investment Management Limited                   England & Wales

Jefferies (Japan) Limited                                 England & Wales

Jefferies Pacific Limited                                 Hong Kong

Jefferies Partners Opportunity Fund, LLC                  Delaware

Jefferies Partners Opportunity Fund II, LLC               Delaware

Jefferies Partners Opportunity Fund III, LLC              Delaware

Jefferies Partners Opportunity Fund IV, LLC               Delaware

Jefferies Partners Opportunity Fund V, LLC                Delaware

Jefferies Private Client Advisers, LLC                    Delaware

Jefferies (Switzerland) Limited                           Switzerland

Quarterdeck Investment Partners, LLC                      Delaware

Quarterdeck Investment Partners Ltd.                      England & Wales